FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54007	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Glen Street, Suite 308
Glen Cove, NY 11542	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms “we,” “us” and “our” refers to the registrant, Compliance Systems Corporation and, where applicable, its wholly-owned subsidiaries, including Call Compliance Inc., on a consolidated basis.

Item 3.02	Unregistered Sales of Equity Securities.

(a)
We have failed to pay dividends on the 1.25 million outstanding shares of our Series B Senior Subordinated Convertible Voting Preferred Stock (the “Series B Preferred Stock”) that were payable on the last day of each month during our third fiscal quarter ended September 30, 2010.  Dividends on the Series B Preferred Stock may only be paid out of funds legally available for such purpose.  Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of business and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution.  All of the outstanding shares of Series B Preferred Stock are held by Barry M. Brookstein, our Chief Financial Officer and a principal stockholder of our company (“Brookstein”) (500,000 shares), and Spirits Management, Inc. (“Spirits”), an entity controlled by Brookstein (750,000 shares).  Although we have been and currently are legally unable to pay the Series B Preferred Stock dividends when due, the dividends have been and are continuing to be accrued until such time as the monthly dividends can lawfully be paid under Nevada law.  For our third fiscal quarter of 2010, the amount of dividends not paid on the Series B Preferred Stock totaled $37,500, consisting of $15,000 due Brookstein and $22,500 due Spirits.  To compensate the holders of the outstanding Series B Preferred Stock for the failure to pay dividends when due, on September 30, 2010, we granted such holders five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of our common stock, par value $0.001 per share (the “Common Stock”), at $0.01 per Dividend Accrual Warrant Share, at the rate of 100 Deferred Accrual Warrants for every $1 of dividend accrued during the fiscal quarter.  Accordingly, effective as of September 30, 2010, we granted 1.5 million Dividend Accrual Warrants to Brookstein and 2.25 million Dividend Accrual Warrants to Spirits.  We believe that the grants of the Dividend Accrual Warrants were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the grants were conducted pursuant to transactions not involving any public offering.

(b)
We have been deferring a portion of the salaries of Dean R. Garfinkel, our President (“Garfinkel”) and a principal stockholder of our company, and Brookstein.  We have determined that it is necessary to continue to defer a portion of these executive officers’ salaries through our fourth fiscal quarter ending December 31, 2010.  The executive officers agreed to defer their salaries as follows: Garfinkel agreed to defer $45,000 of $60,000 of his salary and Brookstein agreed to defer all of his salary.  The deferral agreements of Garfinkel and Brookstein were subject to their each receiving five-year warrants (each, a “Fourth Quarter 2010 Deferred Salary Warrant”) to purchase shares (each, a “Fourth Quarter 2010 Deferred Salary Warrant Share”) of Common Stock at $0.01 per Fourth Quarter 2010 Deferred Salary Warrant Share, at the rate of 100 Fourth Quarter 2010 Deferred Salary Warrants for every $1 of salary deferred.  Accordingly, effective as of October 1, 2010, we granted Garfinkel 4.5 million Fourth Quarter 2010 Deferred Salary Warrants and Brookstein 6 million Fourth Quarter 2010 Deferred Salary Warrants.   We believe that the grants of the Fourth Quarter 2010 Deferred Salary Warrants were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the grants were conducted pursuant to transactions not involving any public offering.

(c)
We have failed to pay interest due on our promissory notes payable to Brookstein, Henry A. Ponzio (“Ponzio”) and Nascap Corp. (“Nascap”).  We have determined that it will be necessary to continue to not make timely interest payments on these promissory notes through, at least, the three months ending December 31, 2010.  The amount of interest that will become payable on the promissory notes for such three month period will total $19,500; with $2,250 due to Brookstein, $6,750 due to Ponzio and $10,500 due to Nascap.  Brookstein, Ponzio and Nascap each agreed to such non-payments, subject to their each receiving five-year warrants (each, a “Fourth Quarter 2010 Deferred Interest Warrant”) to purchase shares (each, a “Fourth Quarter 2010 Deferred Interest Warrant Share”) of Common Stock at $0.01 per Fourth Quarter 2010 Deferred Interest Warrant Share, at the rate of 100 Fourth Quarter 2010 Deferred Interest Warrants for every $1 of interest not paid.  Accordingly, effective October 1, 2010, we granted 225,000 Fourth Quarter 2010 Deferred Interest Warrants to Brookstein, 675,000 Fourth Quarter 2010 Deferred Interest Warrants to Ponzio and 1.05 million Fourth Quarter 2010 Deferred Interest Warrants to Nascap.  We believe that the grants of the Fourth Quarter 2010 Deferred Interest Warrants were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the grants were conducted pursuant to transactions not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
10.1	Warrant Certificate of Compliance Systems Corporation, dated as of September 30, 2010, evidencing 1,500,000 common stock purchase warrants registered in the name of Barry M. Brookstein.
10.2	Warrant Certificate of Compliance Systems Corporation, dated as of September 30, 2010, evidencing 2,250,000 common stock purchase warrants registered in the name of Spirits Management, Inc.
10.3	Warrant Certificate of Compliance Systems Corporation, dated as of October 1, 2010, evidencing 6 million common stock purchase warrants registered in the name of Barry M. Brookstein.
10.4	Warrant Certificate of Compliance Systems Corporation, dated as of October 1, 2010, evidencing 4.5 million common stock purchase warrants registered in the name of Dean R. Garfinkel.
10.5	Warrant Certificate of Compliance Systems Corporation, dated as of October 1, 2010, evidencing 225,000 common stock purchase warrants registered in the name of Barry M. Brookstein.
10.6	Warrant Certificate of Compliance Systems Corporation, dated as of October 1, 2010, evidencing 675,000 common stock purchase warrants registered in the name of Henry A. Ponzio.
10.7	Warrant Certificate of Compliance Systems Corporation, dated as of October 1, 2010, evidencing 1.05 million common stock purchase warrants registered in the name of Nascap Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2010	Compliance Systems Corporation

	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President